Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-164244 and No. 333-169027) on Form S-8 of Athens Bancshares Corporation of our report dated March 14, 2014, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Athens Bancshares Corporation for the year ended December 31, 2013.

/s/ MAULDIN & JENKINS, LLC

Chattanooga, Tennessee

March 14, 2014